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                                                                     EXHIBIT 5.1

                           Morgan, Lewis & Bockius LLP
                         1111 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20004

November 18, 2002

United States Lime & Minerals, Inc.
13800 Montfort Drive
Suite 330
Dallas, Texas  75240

Re: Registration Statement on Form S-8 under the Securities Act of 1933, as Amended

Ladies and Gentlemen:

We have acted as counsel to United States Lime & Minerals, Inc., a Texas corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-8 (the "Registration Statement") for the registration of 100,000 shares of the Company's common stock, par value $0.10 per share (the "Shares"), for issuance pursuant to the United States Lime & Minerals, Inc. 1992 Stock Option Plan, as Amended and Restated (the "Plan").

We have participated in the preparation of the Registration Statement, and we have examined the Restated Articles of Incorporation and the Bylaws of the Company, as amended to date, and such other documents, records, statutes and decisions as we have deemed necessary or appropriate for the purposes of the opinion expressed herein. As to matters of fact, we have relied on representations of officers and representatives of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that, when issued and delivered to eligible participants in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP





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